Exhibit 4.02

EXECUTION COPY

CONSENT AND AMENDMENT NO. 1 TO THIRD

AMENDED AND RESTATED CREDIT AGREEMENT

This Consent and Amendment No. 1 to Third Amended and Restated Credit Agreement (the “Agreement”) is made as of the 1st day of November, 2006 between Agnico-Eagle Mines Limited (the “Borrower”), The Bank of Nova Scotia, as co-arranger, administrative agent and technical agent, Société Générale (Canada), as co-arranger and syndication agent, N M Rothschild & Sons Limited, as co-arranger and co-documentation agent, The Toronto-Dominion Bank, as co-documentation agent, and the banks and other financial institutions party hereto, as lenders.

RECITALS:

A.                                    Reference is made to the third amended and restated credit agreement dated as of October 17, 2006 (the “Credit Agreement”) between the Borrower, as borrower, The Bank of Nova Scotia, as co-arranger, administrative agent and technical agent, Société Générale (Canada), as co-arranger and syndication agent, N M Rothschild & Sons Limited, as co-arranger and co-documentation agent, The Toronto-Dominion Bank, as co-documentation agent, and each bank and financial institution party thereto (the “Lenders”), as lenders.

B.                                    The Borrower proposes to enter into and complete the reorganization described on Annex 1 hereto (the “Reorganization”).

C.                                    The Borrower has requested that the Lenders consent to the Reorganization.

D.                                    The Lenders will consent to the Reorganization on the terms and conditions set forth below.

E.                                     The parties wish to amend the Credit Agreement in the manner set forth below.

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

1.                                      DEFINITIONS.

All capitalized terms used herein which are not defined herein shall have the respective meanings given to them in the Credit Agreement.

2.                                      CONSENT.

Subject to Section 4 below, the Lenders consent, effective from and after the date hereof, to the Reorganization.

3.                                      AMENDMENTS.

Subject to Section 4 below, the Credit Agreement is amended, effective from and after the date hereof, by:

(a)                                 adding the following definitions (in appropriate alphabetical order) to Section 1.1:

“Additional Intercompany Scandinavian Creditor” means each direct or indirect Subsidiary of the Borrower (excluding 1715495 Ontario Inc., Agnico-Eagle (Delaware) L.L.C., Agnico-Eagle (Delaware) II L.L.C. and Agnico-Eagle (Delaware) III L.L.C.) which is owed any Additional Intercompany Scandinavian Debt.

“Additional Intercompany Scandinavian Debt” means the sum (without regard to set-off) of (a) the total indebtedness owing by Agnico-Eagle Sweden AB to each other direct or indirect Subsidiary of the Borrower, (b) the total indebtedness owing by Riddarhyttan Resources AB to each other direct or indirect Subsidiary of the Borrower, (c) the total indebtedness owing by Agnico-Eagle AB to each other direct or indirect Subsidiary of the Borrower and (d) the total indebtedness owing by each other Scandinavian Subsidiary to each other direct or indirect Subsidiary of the Borrower.

(b)                                 deleting the definition of Riddarhyttan Resources AB in Section 1.1 in its entirety and replacing it with the following:

“Riddarhyttan Resources AB” shall mean Riddarhyttan Resources AB (publ) or, as applicable, Riddarhyttan Resources AB, a Swedish corporation, and its successors.

(c)                                  deleting Section 10.3(b)(iii) in its entirety and replacing it with the following:

without duplicating Section 10.3(b)(i), the Borrower may make loans or advances to, or capital contributions in, any Subsidiary, and any Subsidiary may make loans or advances to, or capital contributions in, any other Subsidiary, if, at the time of such loan, advance or capital contribution, the Investment Conditions shall have been satisfied and such loan or capital contribution to, or in, any such Subsidiary is used by such Subsidiary (I) for the purposes set out in, and in accordance with, Section 10.3(b)(vii) or (ix) or (II) for operating, exploration, reclamation or capital expenditures of a Subsidiary or to repay loans or advances or return such capital contributions previously made by the Borrower or a Subsidiary for such purposes; provided that, in the case of any loans or advances made by the Borrower or any Subsidiary to any Scandinavian Subsidiary, the Borrower or such other Subsidiary has assigned such indebtedness to the Administrative Agent;

(d)                                 deleting the last paragraph of Section 10.3(c) in its entirety and replacing it with the following:

Notwithstanding any other provision hereof, neither the Borrower nor any Subsidiary (including, for greater certainty, any Scandinavian Subsidiary) shall create, incur, assume or suffer to exist any Indebtedness owed to any Person other than any Subsidiary or the Borrower which has recourse to any Scandinavian Subsidiary or any assets held by any Scandinavian Subsidiary if such outstanding Indebtedness, in the aggregate, would exceed US $10,000,000. For greater certainty, for the purposes of the immediately preceding sentence only, “recourse” shall not include any rights conferred on a Person as a result of the ownership of shares of any Scandinavian Subsidiary.

(e)                                  deleting Section 11.1(v) in its entirety and replacing it with the following:

(a) the Borrower ceases to own, directly or indirectly, all of the issued and outstanding Capital Stock of any Subsidiary which owns or controls an Included Property, or (b) the Borrower ceases to own all of the issued and outstanding Capital Stock of any Subsidiary which owns the Capital Stock of another Subsidiary which owns or controls an Included Property, or (c) any Subsidiary which owns the issued and outstanding Capital Stock of another Subsidiary which owns an Included Property or which owns the issued and outstanding Capital Stock of another Subsidiary which owns or controls an Included Property ceases to own all such issued and outstanding Capital Stock; provided that, until such time as Agnico-Eagle Sweden AB has completed the compulsory acquisition procedure under Swedish law in respect of the 2.7% of the shares of Riddarhyttan Resources AB that it does not own on the date hereof, the holding by Agnico-Eagle Sweden AB of 97.3% of the shares of Riddarhyttan Resources AB shall not constitute an Event of Default, but the holding by Agnico-Eagle Sweden AB of less than 97.3% of the shares of Riddarhyttan Resources AB shall constitute an Event of Default.

(f)                                   adding the following after Section 9.1(n), as new Section 9.1(o):

forthwith and in any event within 5 Business Days after each time that the Additional Intercompany Scandinavian Debt exceeds US $10,000,000, the Borrower shall notify the Administrative Agent of such event or occurrence; and

Old Section 9.1(o) shall become Section 9.1(p). The last word, “and” in Section 9.1(n), shall be deleted.

(g)                                  adding the following after Section 10.2(v) as Section 10.2(w):

Security for Additional Intercompany Scandinavian Debt. At any time that the Additional Intercompany Scandinavian Debt exceeds US $10,000,000, the Borrower shall cause to be delivered to the Administrative Agent by each Additional Intercompany Scandinavian Creditor a guarantee of the Senior Secured Indebtedness and an assignment to the Administrative Agent of such indebtedness, each in form and substance satisfactory to the Lenders, with the security interest granted thereby being a first priority security interest subject only to Permitted Liens, together with any other documents or opinions required by the Lenders in support thereof.

(h)                                 deleting the definition of “Obligors” in the Provisions and replacing it with the following:

“Obligors” means, collectively, the Borrower and each of the guarantors of the Borrower’s obligations.

Subject to Section 4 below, the Credit Agreement is amended, effective from and after the date of the completion of the Reorganization, by deleting Schedule 8.1(t) (Subsidiaries and Capital Stock) and replacing it with updated Schedule 8.1(t) hereto.

4.                                      CONDITIONS TO EFFECTIVENESS.

This Agreement shall not become effective until the following conditions are satisfied:

(a)                                 Due Diligence. The Lenders shall have conducted due diligence satisfactory to them on the Reorganization.

(b)                                 Closing Documents. The Borrower shall have delivered, or caused to be delivered, the documents, and taken, or caused to be taken, the actions, contemplated by the “Closing Matters” section of the closing checklist attached hereto as Annex 2, all in form and substance satisfactory to the Lenders, acting reasonably.

Execution and delivery by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that the conditions referred to in Sections 4(a) and (b) above have been fulfilled to the satisfaction of such Lender. Upon completion of the conditions referred to in Sections 4(a) and (b) above to the satisfaction of the Lenders, the Administrative Agent will so notify the Borrower in writing.

5.                                      POST-CLOSING COVENANT.

The Borrower agrees to deliver, or cause to be delivered, the documents, and take, or cause to be taken, the actions, contemplated by the “Post-Closing Matters” section of the closing checklist attached hereto as Annex 2 within the following time periods:

No.	Document	Time Period
1.	Search report of DWPV-NY	Within 45 days of the Administrative Agent notifying the Borrower of the completion of the conditions referred to in Sections 4(a) and (b) above to the satisfaction of the Lenders.
2.	Pledge Amendment to Securities Pledge Agreement by Newco Ontario pledging the shares of AE Sweden	Upon Newco Ontario acquiring any shares of AE Sweden.
3.	Interim Share Certificate evidencing the shares of AE Sweden held by Newco Ontario duly endorsed in blank	Upon Newco Ontario acquiring any shares of AE Sweden.
4.	Notice of Pledge Agreement and Acknowledgement by AE Sweden	Upon Newco Ontario acquiring any shares of AE Sweden.
5.	Shareholders’ Register of AE Sweden	Upon Newco Ontario acquiring any shares of AE Sweden.

No.	Document	Time Period
6.	Officer’s Certificate for Newco Ontario confirming no change to articles and by-laws of Newco Ontario, and attaching: (a) Authorizing resolutions (b) Incumbency particulars	Upon Newco Ontario acquiring any shares of AE Sweden.
7.	Certificate of Status for Newco Ontario	Upon Newco Ontario acquiring any shares of AE Sweden.
8.	Opinion of DWPV	Upon Newco Ontario acquiring any shares of AE Sweden.
9.	Share Certificate evidencing the shares of AE Sweden held by Newco Ontario duly endorsed in blank	Within 60 days of Newco Ontario acquiring any shares of AE Sweden.

6.                                      REPRESENTATIONS AND WARRANTIES.

In order to induce the Lenders to enter into this Agreement, the Borrower represents and warrants as follows:

(a)                                 each representation and warranty of each Restricted Party contained in the Financing Documents is true and correct on the date hereof (where such representation or warranty is qualified by “Material Adverse Effect” or any other “materiality” concept), and in all other cases true and correct in all material respects on the date hereof, as though such representation and warranty had been made on and as of the date hereof (unless such representation and warranty is expressly limited to an earlier date or is no longer true and correct solely as a result of transactions not prohibited by the Financing Documents);

(b)                                 no Material Adverse Change has occurred since the effective date of the last financial statements of the Borrower delivered to the Administrative Agent pursuant to Section 9.1(b) or (c) of the Credit Agreement; and

(c)                                  no Default has occurred and is continuing.

Each representation and warranty made in this Agreement shall survive the execution and delivery of this Agreement.

7.                                      CONFIRMATION.

Except to the extent specifically provided herein, nothing herein waives, amends or otherwise alters the Credit Agreement, the Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder or under applicable law, all of which rights and remedies remain in full force and effect. The amendments referred to herein apply only to the specific subject matter hereof, and nothing herein shall constitute an amendment or waiver of, consent to, or shall in any manner affect any of the rights and remedies of the Administrative Agent and the Lenders with respect to, any other matter.

8.                                      MISCELLANEOUS.

(a)                                 The Credit Agreement and the Documents shall be read and construed throughout so as to incorporate the provisions of this Agreement.

(b)                                 This Agreement may be signed in counterparts and transmitted by facsimile, each of which shall be considered an original and all of such counterparts taken together shall constitute one and the same agreement.

(c)                                  This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario.

(d)                                 The parties hereto shall from time to time do all such further acts and things and execute and deliver all such documents as are required in order to effect the full intent of and fully perform and carry out the terms of this Agreement.

(e)                                  This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns, and shall enure to the benefit of the parties hereto and their respective successors and permitted assign.

[execution pages follow]

IN WITNESS WHEREOF each of the undersigned has caused this Consent and Amendment No. 1 to Third Amended and Restated Credit Agreement to be executed by its duly authorized officer(s) as of the date first written above.

AGNICO-EAGLE MINES LIMITED

By:	(signed) R. Gregory Laing
Name: R. Gregory Laing
Title:	General Counsel, Senior Vice President, Legal and Corporate Secretary

IN WITNESS WHEREOF each of the undersigned has caused this Consent and Amendment No. 1 to Third Amended and Restated Credit Agreement to be executed by its duly authorized officer(s) as of the date first written above.

THE BANK OF NOVA SCOTIA, as Co- Arranger, Administrative Agent and Technical Agent

By:	(signed) Alistair Borthwick
Name:	Alistair Borthwick
Title:	Director

By:	(signed) Alicia Osegueda
Name:	Alicia Osegueda
Title:	Associate Director

IN WITNESS WHEREOF each of the undersigned has caused this Consent and Amendment No. 1 to Third Amended and Restated Credit Agreement to be executed by its duly authorized officer(s) as of the date first written above.

SOCIÉTÉ GÉNÉRALE (CANADA), as Co-Arranger and Syndication Agent

By:	(signed) David Baldoni
Name:	David Baldoni
Title:	Managing Director

By:	(signed) Paul Primavesi
Name:	Paul Primavesi
Title:	Vice President

IN WITNESS WHEREOF each of the undersigned has caused this Consent and Amendment No. 1 to Third Amended and Restated Credit Agreement to be executed by its duly authorized officer(s) as of the date first written above.

N M ROTHSCHILD & SONS LIMITED, as Co-Arranger and Co-Documentation Agent

By:	(signed) Nicholas Wood
Name:	Nicholas Wood
Title:	Director

By:	(signed) Alan Park
Name:	Alan Park
Title:	Director

IN WITNESS WHEREOF each of the undersigned has caused this Consent and Amendment No. 1 to Third Amended and Restated Credit Agreement to be executed by its duly authorized officer(s) as of the date first written above.

THE TORONTO-DOMINION BANK
as Co-Documentation agent

By:	(signed) Rohan Appadurai
Name:	Rohan Appadurai
Title:	Managing Director

IN WITNESS WHEREOF each of the undersigned has caused this Consent and Amendment No. 1 to Third Amended and Restated Credit Agreement to be executed by its duly authorized officer(s) as of the date first written above.

THE BANK OF NOVA SCOTIA

By:	(signed) Ray Clarke
Name:	Ray Clarke
Title:	Director

By:	(signed) Derek Taylor
Name:	Derek Taylor
Title:	Associate Director

IN WITNESS WHEREOF each of the undersigned has caused this Consent and Amendment No. 1 to Third Amended and Restated Credit Agreement to be executed by its duly authorized officer(s) as of the date first written above.

SOCIÉTÉ GÉNÉRALE (CANADA)

By:	(signed) David Baldoni
Name:	David Baldoni
Title:	Managing Director

By:	(signed) Paul Primavesi
Name:	Paul Primavesi
Title:	Vice President

IN WITNESS WHEREOF each of the undersigned has caused this Consent and Amendment No. 1 to Third Amended and Restated Credit Agreement to be executed by its duly authorized officer(s) as of the date first written above.

N M ROTHSCHILD & SONS LIMITED

By:	(signed) Alan Park
Name:	Alan Park
Title:	Director

By:	(signed) Nicholas Wood
Name:	Nicholas Wood
Title:	Director

IN WITNESS WHEREOF each of the undersigned has caused this Consent and Amendment No. 1 to Third Amended and Restated Credit Agreement to be executed by its duly authorized officer(s) as of the date first written above.

NATIONAL BANK OF CANADA

By:	(signed) Andre Marenger
Name:	Andre Marenger
Title:	Director

By:	(signed) Rejean Guevremont
Name:	Rejean Guevremont
Title:	Managing Director

IN WITNESS WHEREOF each of the undersigned has caused this Consent and Amendment No. 1 to Third Amended and Restated Credit Agreement to be executed by its duly authorized officer(s) as of the date first written above.

THE TORONTO-DOMINION BANK

By:	(signed) Rohan Appadurai
Name:	Rohan Appadurai
Title:	Managing Director